OPHTHALMIC IMAGING SYSTEMS

221 LATHROP WAY, SUITE I
SACRAMENTO, CA 95815

CONTACTS:
GIL ALLON, CEO
ARIEL SHENHAR, CFO
(916) 646-2020
INVESTOR RELATIONS
JODY CAIN
LIPPERT/HEILSHORN & ASSOCIATES
(310) 691-7100

OPHTHALMIC IMAGING SYSTEMS TO PRESENT AT RODMAN & RENSHAW 12TH ANNUAL HEALTHCARE CONFERENCE

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SACRAMENTO, Calif. September 9, 2010 – Ophthalmic Imaging Systems (OIS) (OTC/BB: OISI), a leading ophthalmic digital imaging and informatics company, announces that Chief Executive Officer Gil Allon and Chief Financial Officer Ariel Shenhar will present at the Rodman & Renshaw 12th Annual Healthcare Conference on Tuesday, September 14, 2010 at 12:30 p.m. Eastern time (9:30 a.m. Pacific time). The conference is being held at the New York Palace Hotel.

The OIS presentation will include a discussion of the Company's recently launched OIS EyeScan™, the only FDA-approved ultra-portable imaging device available, and provide an overview of the Company's integrated medical informatics solutions.

A webcast of the presentation will be available on the Company website at www.oisi.com.

ABOUT OPHTHALMIC IMAGING SYSTEMS

Ophthalmic Imaging Systems (www.oisi.com) is the leading provider of ophthalmic digital imaging and informatics systems. The Company designs, develops, manufactures and markets digital imaging systems, image management and integrated EMR and PM solutions for the eye care market. With more than 25 years in the ophthalmic imaging business, the Company has consistently introduced new, innovative technologies. Through its wholly owned subsidiary, Abraxas Medical Solutions, the Company provides EMR and PM software to OB/GYN, orthopedic and primary care physicians. The Company markets and supports its products through an extensive network of dealers, distributors and direct representatives.

Statements in this press release which are not historical data are forward-looking statements which involve known and unknown risks, uncertainties, or other factors not under the Company's control, which may cause actual results, performance, or achievements of the Company to be materially different from the results, performance, or other expectations implied by these forward-looking statements. These factors include, but are not limited to, those detailed in the Company's periodic filings with the Securities and Exchange Commission.